FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Global
Opportunities Equity Trust (BGO), BlackRock Global
Growth Fund, Inc. (BR_GG), BlackRock Global
Opportunities Portfolio (Equity) (BR_GO_EQ),
BlackRock Global Opportunities V.I. Fund (Ins - Var Ser) (BVA_GGVI)
2.	Issuer:    MetLife, Inc.

3.	Date of Purchase:  03/03/11
4.	Underwriter from whom purchased:  Goldman, Sachs & Co.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Goldman,
Sachs & Co., Citigroup Global Markets Inc., Credit
Suisse Securities (USA) LLC, Barclays Capital
Inc., Deutsche Bank Securities Inc., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Morgan Stanley & Co.,
Incorporated, UBS Securities LLC,  Wells Fargo
Securities, LLC, BNP Paribas Securities Corp.,
HSBC Securities (USA) Inc., Mizuho Securities USA
Inc., Nomura Securities North America, LLC, Piper
Jaffray & Co., PNC Capital Markets LLC, RBC
Capital Markets, LLC, RBS Securities Inc., Scotia
Capital (USA) Inc., SG Americas Securities, LLC,
SMBC Nikko Capitals Markets Limited, Cabrera
Capital Markets, LLC, CastleOak Securities, L.P.,
Guzman & Company, Lebenthal & Co., LLC, Loop
Capital Markets LLC, MFR Securities, Inc., M.R.
Beal & Company, Muriel Siebert & Co., Inc., Samuel
A. Ramirez & Company, Inc., The Williams Capital
Group, L.P., Toussaint Capital Partners, LLC,
Blaylock Robert Van, LLC

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BGO) 48,600 shares out of 146,809,712 shares offered; (BR_GG) 15,000 shares out of 146,809,712 shares offered; (BR_GO_EQ) 3,300 shares out of 146,809,712 shares offered; (BVA_GGVI)
2,200 shares out of 146,809,712 shares offered


7. 	Aggregate principal amount purchased by funds
advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering)
(if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 3,250,000 shares out of 146,809,712 shares offered.

8. 	Purchase price (net of fees and expenses):  $43.25
9. 	Date offering commenced (if different from Date of Purchase):
10.	Offering price at end of first day on which any
sales were made:
11. 	Have the following conditions been satisfied:       YES  or  NO

a.	The securities are part of an issue registered under
     the Securities Act of 1933, as amended, which
     is being offered to the public, or are Eligible Municipal
     Securities, or are securities sold in an Eligible Foreign
     Offering or are securities sold in an Eligible Rule 144A
     Offering or part of an issue of government securities.        YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                        YES

	c.	The underwriting was a firm commitment
		underwriting.                                       YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.           YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).           YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                            YES


Completed by: __Odette Rajwan_____    Date:   ___04/08/2011__

Approved by: __Steven DeLaura______   Date: _06/15/11______